Pricing Supplement                              This Pricing Supplement is filed
(To Prospectus Supplement dated                   pursuant to Rule 424(b)(2) and
June 27, 2000)                                 relates to Registration Statement
                                                                  No. 333-38700.





                            LABORATORY CORPORATION OF

                                AMERICA HOLDINGS

           This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus relate to shares of common stock, par value $.10 per share, of Laboratory Corporation of America Holdings, offered by Roche Holdings, Inc. (which we call the Selling Stockholder). The common stock is listed on the New York Stock Exchange under the symbol "LH". On June 27, 2000, the last reported sale price of the common stock on the New York Stock Exchange was $74.50 per share.

                           ---------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           On June 27, 2000 the Selling Stockholder sold an aggregate of 300,000 shares of our common stock to Credit Suisse First Boston Corporation at a price of $72.25 per share. The shares may be offered from time to time at negotiated prices or at varying prices in relation to the market.

                           Credit Suisse First Boston

June 30, 2000